UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 28, 2018

Rent-A-Center, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38047	45-0491516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 Headquarters Drive

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(972) 801-1100

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K regarding the employment agreement of Mitchell E. Fadel is hereby incorporated by reference under this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2018, Rent-A-Center, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Mitchell E. Fadel, the Company’s Chief Executive Officer. In addition, on March 28, 2018, the Company entered into a Loyalty and Confidentiality Agreement (the “Loyalty Agreement”) with Mr. Fadel. The form of Loyalty and Confidentiality Agreement to which Mr. Fadel is a party is filed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Under the Employment Agreement:

•	The term of the Employment Agreement automatically renews for successive one year renewal periods unless either party gives written notice of non-renewal to the other or Mr. Fadel’s employment with the Company is sooner terminated pursuant to the terms of the Employment Agreement.

•	Mr. Fadel’s compensation consists of (i) an initial annual base salary of $800,000, (ii) an annual bonus up to a target equal to 100% of his base salary, and (iii) participation in such benefit plans as the Company maintains from time to time for the benefit of its employees or its senior executives generally.

•	If Mr. Fadel’s employment is terminated by the Company without Cause, by Mr. Fadel for Good Reason or upon the expiration of the initial term or a renewal term due to the Company providing notice of non-renewal, then Mr. Fadel shall be entitled to receive (i) the unpaid but earned base salary through the date of termination, (ii) a pro rata bonus calculated based on Mr. Fadel’s bonus amount from the previous year, (iii) 1.0 times his base salary, or, if after the first anniversary of the Employment Agreement, then 2.0 times his base salary, and (iv) continuation of group health insurance coverage for eighteen months.

•	If Mr. Fadel’s employment is terminated by the Company due to Mr. Fadel’s disability or if Mr. Fadel’s employment terminates by reason of death, then Mr. Fadel shall be entitled to receive (i) the unpaid but earned base salary through the date of termination, (ii) a pro rata bonus calculated based on Mr. Fadel’s bonus amount from the previous year, and (iii) continuation of group health insurance coverage for twelve months.

•	If Mr. Fadel’s employment is terminated by the Company for Cause, by Mr. Fadel for any reason other than death or for Good Reason or by Mr. Fadel due to Mr. Fadel providing notice of non-renewal prior to the expiration of the initial term or a renewal term, then Mr. Fadel shall be entitled to receive any unpaid but earned base salary through the date of termination and nothing more.

•	Upon a Change in Control, Mr. Fadel will be entitled to receive a payment equal to 1.0 times his base salary in a single lump sum within 10 business days following the Change in Control; provided, however, if such payment becomes due after the first anniversary of the Employment Agreement, Mr. Fadel will be entitled to receive a payment equal to 2.0 times his base salary (the “Change in Control Payment”).

•	If Mr. Fadel’s employment is terminated following a Change in Control by the Company without Cause, by Mr. Fadel for Good Reason or upon the expiration of the initial term or a renewal term due to the Company providing notice of non-renewal, then any severance payments Mr. Fadel would be entitled to in connection therewith will be reduced by the Change in Control Payment.

•	If Mr. Fadel’s employment is terminated or if the Employment Agreement expires or is not renewed by the Company (i) within 180 days prior to the Company entering into a definitive agreement for a Change in Control and a Change in Control occurs within twelve months of his employment being terminated, or (ii) a Change in Control occurs within 180 days following such termination, expiration or non-renewal (the “Residual Payment Period”), then Mr. Fadel shall be entitled to receive the Change in Control Payment. The Residual Payment Period shall not apply if Mr. Fadel’s employment is terminated by Mr. Fadel other than for Good Reason or by the Company for Cause.

•	Mr. Fadel is party to the Loyalty Agreement that contains confidentiality covenants as well as non-solicitation and non-competition provisions in favor of the Company. If Mr. Fadel violates or is in breach of any restrictions set forth in the Employment Agreement or Loyalty Agreement, Mr. Fadel shall, among other things, (i) not be entitled to any further severance payments and benefits under the Employment Agreement, and (ii) immediately return to the Company any severance payments and the value of any severance benefits which were received under the Employment Agreement.

•	“Cause” is defined in the Employment Agreement to mean: (i) material act or acts of willful misconduct by Mr. Fadel, whether in violation of the Company’s policies, including, without limitation, the Company’s Code of Business Conduct and Ethics, or otherwise; (ii) Mr. Fadel’s willful and repeated failure (except where due to physical or mental incapacity) or refusal to perform in any material respect the duties and responsibilities of Mr. Fadel’s employment; (iii) embezzlement or fraud committed by Mr. Fadel, at Mr. Fadel’s direction, or with Mr. Fadel’s prior personal knowledge; (iv) Mr. Fadel’s conviction of, or plea of guilty or nolo contendere to, the commission of a felony; or (v) substance abuse or use of illegal drugs that, in the reasonable judgment of the compensation committee of the board of directors of the Company (the “Compensation Committee”), (A) impairs the ability of Mr. Fadel to perform the duties of his employment, or (B) causes or is likely to cause harm or embarrassment to the Company or any of its affiliates. Except as specified, the Compensation Committee, acting at its own discretion, will be responsible for determining whether particular conduct constitutes “Cause” for the purposes of the Employment Agreement.

•	“Change in Control” is defined in the Employment Agreement to mean the occurrence of any of the following:

(i)    any person becomes the beneficial owner of 40% or more of the combined voting power of the then outstanding voting securities of the Company;

(ii)    a consolidation, merger or reorganization of the Company, unless (A) the stockholders of the Company immediately before such consolidation, merger or reorganization own, directly or indirectly, at least a majority of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such consolidation, merger or reorganization, (B) individuals who were members of the board of directors of the Company immediately prior to the execution of the agreement providing for such consolidation, merger or reorganization constitute a majority of the board of directors of the surviving corporation or of a corporation directly or indirectly beneficially owning a majority of the voting securities of the surviving corporation, and (C) no person beneficially owns more than 40% of the combined voting power of the then outstanding voting securities of the surviving corporation (other than a person who is (1) the Company or a subsidiary of the Company, (2) an employee benefit plan maintained by the Company, the surviving corporation or any subsidiary, or (3) the beneficial owner of 40% or more of the combined voting power of the outstanding voting securities of the Company immediately prior to such consolidation, merger or reorganization); or

(iii)    a complete liquidation or dissolution of the Company, or a sale or other disposition of all or substantially all of the assets of the Company (other than to an entity described in (ii) above).

•	“Good Reason” is defined in the Employment Agreement to mean the occurrence of any of the following without the written consent of Mr. Fadel: (i) a material diminution by the Company or an affiliate of Mr. Fadel’s duties or responsibilities in a manner which is inconsistent with Mr. Fadel’s position or which has or is reasonably likely to have a material adverse effect on Mr. Fadel’s status or authority; (ii) a relocation by more than 50 miles of Mr. Fadel’s principal place of business; or (iii) a reduction by the Company or an affiliate of Mr. Fadel’s rate of salary or annual incentive bonus opportunity or a breach by the Company or any of its affiliates of a material provision of the Employment Agreement which is not corrected within 15 business days following notice thereof by Mr. Fadel to the Company.

The description of the Employment Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Employment Agreement, entered into as of March 28, 2018 and effective as of December 30, 2017, between Rent-A-Center, Inc. and Mitchell E. Fadel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date: April 3, 2018

	By:	/s/ Dawn M. Wolverton
Dawn M. Wolverton
Vice President — Assistant General Counsel and Secretary